U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2017

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

                                             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 19, 2017, iBio, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 92,818,510 shares of the Company’s common stock were entitled to vote as of November 16, 2017, the record date for the Annual Meeting. There were 63,180,403 shares present in person or by proxy at the Annual Meeting.

As described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 27, 2017, and as supplemented on December 7, 2017 (the “Proxy Statement”), at the Annual Meeting the stockholders were asked to vote on five matters: (1) the election of two directors each to serve as Class III directors for a three year term expiring at the 2020 annual meeting of stockholders or until successors have been duly elected and qualified; (2) ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018; (3) approval of an advisory vote on executive compensation (“say-on-pay”); (4) approval of an amendment to the Company’s certificate of incorporation, as amended, increasing the number of authorized shares of its common stock from 175 million shares to 275 million shares and (5) approval of an amendment to the Company’s 2008 Omnibus Equity Incentive Plan, as amended, to increase the number of shares of its common stock authorized for issuance thereunder from 15 million shares to 25 million shares. The proposals are described in detail in the Proxy Statement.

The final voting results of the Annual Meeting are set forth below.

Proposal 1 - Election of Directors - The Company’s stockholders elected John D. McKey, Jr. and Seymour Flug to serve as Class III directors of the Company for a three-year term expiring in 2020. The voting results for each of these individuals were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
John D. McKey, Jr.	34,640,496	515,901	28,024,006
Seymour Flug	34,633,299	523,098	28,024,006

Proposal 2 - Ratification of the selection of the Company’s independent registered public accounting firm - The Company’s stockholders ratified the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the current fiscal year ending June 30, 2018. The voting results were 57,590,912 shares “FOR,” 4,927,642 shares “AGAINST,” and 661,849 abstentions.

Proposal 3 – “Say on pay” proposal - The Company’s stockholders approved, on an advisory basis, the compensation of its named executive officers. The voting results were 32,863,534 shares “FOR,” 1,485,627 shares “AGAINST,” 807,236 abstentions and 28,024,006 broker non-votes.

Proposal 4 – Amendment to the Company’s certificate of incorporation - The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, increasing the number of authorized shares of its common stock from 175 million shares to 275 million shares. The voting results were 50,930,691 shares “FOR,” 11,812,858 shares “AGAINST,” and 436,854 abstentions.

Proposal 5 – Amendment to the Company’s 2008 Omnibus Equity Incentive Plan - The proposal to amend the Company’s 2008 Omnibus Equity Incentive Plan, as amended, to increase the number of shares of its common stock authorized for issuance thereunder from 15 million shares to 25 million shares was not approved at the Annual Meeting. Less than a majority of shares present at the Annual Meeting, either in person or by proxy, were voted “For” this proposal, and therefore, this proposal did not achieve the minimum required vote for approval described in the Proxy Statement. The voting results were 30,670,650 shares “FOR,” 4,385,920 shares “AGAINST,” 99,827 abstentions and 28,024,006 broker non-votes.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: December 20, 2017	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO